UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT AND PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2016

BLUE EARTH, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

0-54669 (Commission File Number)	98-0531496 (IRS Employer Identification No.)

235 Pine Street, Suite 1100

San Francisco, CA  94104

(Address of principal executive offices)(Zip Code)

(415) 964-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

Amendment No. 3 to Form 10-K/A for the year ended December 31, 2014 was filed with the Securities Exchange Commission (“SEC”) on February 10, 2016, as the result of the response to review comments from the SEC staff.  It subsequently came to our attention that in correcting the Form 10-K/A certain disclosures  concerning two former consultants/employeess had not been revised.  The amended and restated  disclosures as they should appear in the Form 10-K/A are set forth below.

Item 1. Business.

Blue Earth Solar Division

On September 7, 2011, Blue Earth, Inc. acquired Xnergy, Inc. (“Xnergy”), a Carlsbad, California based energy services company (the “Xnergy Acquisition”), which now operates as our Blue Earth Solar division. Blue Earth Solar provides a broad range of engineering, procurement, construction, management services for distribution generation and utility scale solar PV projects. The Solar EPC business unit benefits from tax incentive programs, which are in place through 2016. It is uncertain what the effect of the expiration of these tax incentive programs will have on the solar industry. Costs for solar projects, solar panels and other materials, have declined dramatically over the past few years due to the scale achieved by the solar industry. It is uncertain whether tax incentive programs will be extended and it is uncertain what the effect of the expiration will be if it occurs. Rising costs of power from traditional electric generation combined with economies of scale for solar make it difficult to predict the business consequences in 2017.

Pursuant to the terms and conditions of an Agreement and Plan of Merger (the “Plan”), the Company purchased all of the capital stock of Xnergy for a Purchase Price of $15,012,010. The Company issued to the two shareholders of Xnergy, D. Jason Davis and Joseph Patalano (the “Xnergy Stockholders”) an aggregate of 4,500,000 shares of restricted Common Stock, valued at $3.00 per share in the merger agreement. The Company also assumed payment to a former stockholder of the unpaid balance of $1,415,088 for his shares which was paid in full when the former stockholder elected to convert the note into equity.

D. Jason Davis, as CEO of Xnergy, and Joseph Patalano as COO of Xnergy, entered into five-year employment agreements with the Company. As of February 17, 2014, Messrs. Davis and Patalano voluntarily resigned as officers, employees and directors of Xnergy and entered into a consulting agreement with the Company. They chose to focus their business time on project development, rather than construction of projects. In April 2014, Messrs. Davis and Patalano commenced arbitration proceedings against the Company. See Item 3 “Legal Proceedings.”

Item 3. Legal Proceedings

Blue Earth was a party to an American Arbitration Association proceeding (Case No.: 01-14-0000-0952) commenced by D. Jason Davis and Joseph Patalano, two consultants/former employees who had voluntarily resigned.  On August 8, 2015, the Company and the two consultants received the award from the arbitrator. The arbitrator awarded the two consultants damages of $1,270,000; $101,243 for breach of contract; certain declaratory relief upholding the validity of the consulting agreement; and reimbursement of the consultants' attorney's fees and costs incurred in the arbitration of $341,375.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2016

By: /s/  G. Robert Powell

Name: G. Robert Powell,

Title: Chief Executive Officer

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